Exhibit 99.2

BRE Properties, Inc.

Fourth Quarter 2005

Earnings Release and

Supplemental Financial Data

Bridgeport Cove

188 Units

Santa Clarita, California

BRE Properties, Inc.	Phone:	415.445.6530
525 Market Street, 4th Floor	Fax:	415.445.6505
San Francisco, CA 94105	E-mail:	ir@breproperties.com

Investor contact: Edward F. Lange, Jr.
EVP and Chief Financial Officer
415.445.6559

Media contact: Thomas E. Mierzwinski
VP, Corporate Communications
415.445.6525

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this document contains forward-looking statements regarding BRE and property performance, and is based on BRE’s current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, future interest rate levels or capital market conditions. For more details, please refer to BRE’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly report on Form 10-Q.

BRE Properties, Inc.

Fourth Quarter 2005

Earnings Release and

Supplemental Financial Data

BRE PROPERTIES REPORTS FOURTH QUARTER & YEAR 2005 RESULTS

February 1, 2006 (San Francisco) – BRE PROPERTIES, INC., (NYSE:BRE) today reported operating results for the quarter and 12-month period ended December 31, 2005.

Funds from operations (FFO), the generally accepted measure of operating performance for real estate investment trusts, totaled $32.9 million, or $0.62 per diluted share, during fourth quarter 2005, as compared with $23.3 million, or $0.45 per diluted share for the quarter ended December 31, 2004. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this release.) The fourth quarter 2005 FFO includes a gain on sale of a minority interest in a partnership totaling approximately $4.6 million, or $0.09 per share.

Net income available to common shareholders for the fourth quarter totaled $13.9 million, or $0.27 per diluted share, as compared with $25.1 million, or $0.49 per diluted share, for the same period 2004. The fourth quarter 2004 results include a net gain on property sales totaling $19.9 million, or $0.39 per diluted share. No property sales were recorded during fourth quarter 2005.

Adjusted EBITDA for the quarter totaled $54.8 million, as compared with $49.5 million in fourth quarter 2004. (A reconciliation of net income available to common shareholders to Adjusted EBITDA is provided at the end of this release.) For fourth quarter 2005, revenues totaled $78.2 million, as compared with $66.3 million a year ago, which excludes revenues from discontinued operations of $5.1 million in the current period and $9.0 million in the prior period.

For the 12-month period, FFO totaled $113.3 million, or $2.15 per diluted share, as compared with $108.6 million, or $2.10 per diluted share for the year 2004. As referenced in a news release of January 5, 2006, FFO for 2005 includes two nonroutine income items that total approximately $5.6 million, or $0.11 per share: (a) approximately $4.6 million, or $0.09 per share, of gains from the sale of a partnership interest recorded in the fourth quarter; and (b) approximately $1.0 million, or $0.02 per share, of income received from the settlement of bankruptcy proceedings associated with VelocityHSI in the first quarter.

Net income available to common shareholders for the year 2005 totaled $63.1 million, or $1.22 per diluted share, as compared with $61.4 million, or $1.21 per diluted share, for 2004. The 2005 results include a net gain on sales totaling $26.9 million, or $0.52 per diluted share. The 2004 results include a net gain on sales totaling $19.9 million, or $0.39 per diluted share.

Adjusted EBITDA for 2005 totaled $206.5 million, as compared with $194.0 million for the same period in 2004. For the 12 months ended December 31, 2005, revenues totaled $298.1 million, as compared with revenues of $260.3 million for the year 2004, which excludes revenues from discontinued operations of $23.2 million in the current period and $36.9 million in the prior period.

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BRE’s year-over-year comparative earnings and FFO results were influenced by property-level same-store performance, income from acquisitions, properties in the lease-up phase of development, property dispositions and a reduction in Other Expenses. Same-store net operating income (NOI) increased 12.3% for the quarter and 5.2% for the year, as compared with the same periods in 2004. (A reconciliation of net income available to common shareholders to NOI is provided at the end of this release.) The positive factors were offset by increased interest expense, increased G&A expenses and preferred stock dividends on our Series D cumulative redeemable preferred stock issued in December 2004. Earnings per share (EPS) results for the quarter were influenced by an increased level of depreciation expense related to new property acquisitions and development properties completed during the past year.

Level of Investment and Overall NOI by Region Quarter & Year Ended December 31, 2005

Region	# Units	Gross Investment	% Investment	% Q4 ‘05 NOI
Southern California	11,220	$1,403,425	51%	55%
Northern California	5,880	622,116	23%	24%
Seattle	3,572	394,126	14%	12%
Phoenix	1,586	120,468	4%	3%
Discontinued Operations	2,184	219,847	8%	6%

($ amounts in 000s) Total	24,442	$2,759,982	100%	100%

Acquisition activities during 2004 and 2005 increased fourth quarter 2005 NOI by $4.0 million, as compared with fourth quarter 2004. Development and lease-up properties generated $700,000 in additional NOI during the quarter, as compared with fourth quarter 2004. Disposition activities during fourth quarter 2004 and first half of 2005 reduced fourth quarter 2005 NOI $2.6 million, as compared with fourth quarter 2004.

Interest expense increased to $20.6 million during fourth quarter 2005, from $17.8 million in fourth quarter 2004, and to $76.6 million, from $66.8 million for the respective 12-month periods. The increases reflect the issuance of unsecured notes, $100 million in first quarter 2004 and $150 million in second quarter 2005, the assumption of approximately $109 million of secured debt associated with acquisitions and a rising short-term interest rate environment.

General and administrative expenses increased to $5.0 million in fourth quarter 2005, from $3.2 million in fourth quarter 2004. For 2005, G&A expenses totaled $17.8 million, as compared with $12.7 million for 2004. The year-over-year increase in G&A expenses included accrued amounts for BRE’s long-term incentive compensation program, increased professional fees, technology-related costs and additional staffing expense.

Other Expenses in 2005 reflect Red Hawk Ranch litigation costs, and totaled $1.2 million, or $0.02 per diluted share for the fourth quarter, and $2.7 million, or $0.05 per diluted share, for the year. In 2004, Other Expenses totaled $5.0 million for the fourth quarter, or $0.10 per diluted share, and $6.8 million, or $0.13 per diluted share for the year. The fourth quarter 2004 amounts included a charge of $4.1 million, or $0.08 per diluted share, related to the retirement of the company’s former chief executive officer. The balance of the 2004 Other Expenses items relate to the Red Hawk Ranch litigation.

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Same-Store Property Results

BRE defines same-store properties as stabilized apartment communities owned by the company for at least five full quarters. Of the 23,954 apartment units owned directly by BRE, same-store units totaled 19,352 for the quarter and 18,286 units for the year.

On a year-over-year basis, overall same-store operating results were affected by increased market rents and other operating metrics, consistent with management’s expectations. Average same-store market rent for fourth quarter 2005 increased 7% to $1,261 per unit, from $1,174 per unit in fourth quarter 2004. Same-store physical occupancy levels averaged 95.4% during fourth quarter 2005, as compared with 94.8% in the same period 2004. Annual resident turnover averaged 62% during the 12 months ended December 31, 2005, as compared with 64% during the 12 months ended December 31, 2004.

On a sequential basis, same-store NOI improved 3.9% during fourth quarter 2005, as compared with third quarter 2005. Sequential same-store revenue increased 1.1%. Expenses decreased by 5.1% during the quarter, as compared with third quarter levels.

Same-Store % Growth Results

Q4 2005 Compared with Q4 2004

		% Change
	% NOI	Revenue	Expenses	NOI	# Units
L.A./Orange County, California	33%	7.4%	-2.9%	12.0%	5,967
San Diego, California	24%	11.2%	6.0%	13.0%	3,711
San Francisco, California	17%	8.0%	-1.4%	12.9%	3,035
Sacramento, California	10%	9.4%	-4.6%	16.1%	2,156
Seattle, Washington	12%	6.0%	0.2%	9.1%	3,149
Phoenix, Arizona	4%	9.6%	7.7%	10.6%	1,334

Total	100%	8.4%	-0.1%	12.3%	19,352

Same-Store % Growth Results

12 Months Ended December 31, 2005 Compared with 2004

		% Change
	% NOI	Revenue	Expenses	NOI	# Units
L.A./Orange County, California	28%	5.9%	3.1%	7.1%	4,901
San Diego, California	25%	7.0%	6.0%	7.3%	3,711
San Francisco, California	19%	1.2%	0.6%	1.4%	3,035
Sacramento, California	10%	3.4%	-2.6%	6.3%	2,156
Seattle, Washington	14%	2.3%	1.1%	3.0%	3,149
Phoenix, Arizona	4%	2.5%	1.1%	3.3%	1,334

Total	100%	4.2%	2.1%	5.2%	18,286

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Same-Store Average Occupancy and Turnover Rates

	Physical Occupancy			Turnover Ratio
	Q4 2005	Q3 2005	Q4 2004	2005	2004
L.A./Orange County, California	94.9%	94.9%	95.9%	61%	58%
San Diego, California	95.9%	95.5%	95.9%	67%	69%
San Francisco, California	96.2%	95.7%	93.0%	56%	63%
Sacramento, California	96.9%	96.5%	94.5%	69%	75%
Seattle, Washington	93.5%	94.6%	93.2%	60%	61%
Phoenix, Arizona	97.2%	94.9%	94.9%	68%	73%

Average	95.4%	95.3%	94.8%	62%	64%

Development Activity

During fourth quarter 2005, the company had two Southern California communities in the lease-up phase, The Heights, with 208 units, in Chino Hills, and Galleria at Towngate, with 268 units, in Moreno Valley. At the end of the quarter, 128 units were delivered at The Heights, 104 of which were occupied. At Galleria at Towngate, 88 units were delivered, 65 of which were occupied.

BRE currently has six communities with a total of 1,536 units under construction, for a total estimated investment of $355 million, and an estimated balance to complete totaling $156 million. Expected delivery dates for these units range from first quarter 2006 through fourth quarter 2007. Five development communities are in Southern California; the other is located in Northern California. At December 31, 2005, BRE owned three parcels of land representing 776 units of future development, for an estimated aggregate cost of $242.5 million upon completion. The land parcels are located in Southern California and the Seattle, Washington metro area.

Financial and Other Information

At December 31, 2005, BRE’s combination of debt and equity resulted in a total market capitalization of approximately $4.2 billion, with a debt-to-total market capitalization ratio of 37%. The company’s total outstanding debt of $1.6 billion carried a weighted average interest rate of 5.97% for the year 2005. BRE’s coverage ratio of Adjusted EBITDA to interest expense was 2.7 times for the year. The weighted average maturity for outstanding debt is four years. At December 31, 2005, outstanding borrowings under the company’s unsecured and secured lines of credit totaled $376 million, with a weighted average interest cost of 4.9%.

For fourth quarter 2005, cash dividend payments to common shareholders totaled $25.5 million, or $0.50 per share. For the year ended December 31, 2005, cash dividend payments to common shareholders totaled $101.7 million, or $2.00 per share.

Subsequent to the end of the fourth quarter 2005, the company replaced its existing credit facility with a $600 million unsecured revolving line of credit with a group of 14 lenders. The new credit facility has a four-year term with a one-year extension, which is available at the company’s sole option. Based on the company’s current debt ratings, the line of credit is priced at LIBOR plus 57.5 basis points. The credit facility will be used to fund acquisition and development activities as well as for general working capital purposes.

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Dividend Increase

On January 25, 2006, BRE’s board of directors approved a 2.5% increase for the 2006 common dividend to $2.05 per share on an annualized basis, and $0.5125 per share quarterly. The annual dividend represents a yield of approximately 4.1% on yesterday’s closing price of $49.90 per share.

Earnings Outlook

At January 29, 2006 First CallTM, a widely referenced source of consensus earnings, reported that 13 research analysts had contributed full-year 2006 FFO estimates on BRE ranging from $2.08 to $2.25, for a consensus average of $2.15.

As previously reported, management expects FFO for 2006 to range from $2.05 to $2.20 per share. Excluding the two nonroutine income items recorded in 2005, the projected range indicates that 2006 FFO growth could be flat to an increase of up to approximately 8.0%, as compared to 2005.

For the full year 2006, management expects EPS to be reported in a range of $0.60 to $0.75. EPS estimates for 2006 do not include projected gains or losses associated with property sales.

On January 30, 2006, the company announced a settlement in connection with litigation regarding one of the company’s apartment communities, Red Hawk Ranch, a 453-unit property located in Fremont, Calif. Under terms of the settlement, BRE will receive an aggregate of $17.5 million from various defendants.

Although the settlement is deemed binding, BRE has the right to rescind the settlement if full payment is not deposited into escrow by February 14, 2006. In addition, the settlement is contingent on a determination by the court that it constitutes a good faith settlement under California law.

If the settlement payments are made into escrow by February 14, 2006, and the court makes the requisite good faith determination, the settlement payment will be released to BRE from escrow, recorded as Other Income and included in reported funds from operations (FFO) per share and earnings per share (EPS). The settlement arrangement is not currently reflected in BRE’s earnings guidance for 2006. In the event the settlement is realized, BRE will issue revised earnings estimates to reflect the effect of the receipt of the settlement payment on FFO and EPS.

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FFO and EPS estimates may be subject to fluctuation as a result of several factors, including any change to underlying operating fundamentals, the timing associated with acquisition and disposition activity, the incurrence of any unexpected charges, and any gains or losses associated with disposition activity.

Q4 2005 Analyst Conference Call

The company will hold a conference call on Thursday, February 2 at 8:30 a.m. Pacific (11:30 a.m. Eastern) to review these results. The dial-in number to participate in the U.S and Canada is 888.290.1473; the international number is 706.679.8398. Enter Conf. ID#3550683. A telephone replay of the call will be available for 30 days at 800.642.1687 or 706.645.9291 international, using the same ID#. A link to the live webcast of the call will be posted on www.breproperties.com, in Investors, on the Corporate Profile page. A webcast replay will be available for one month following the call.

About BRE

BRE Properties—a real estate investment trust—develops, acquires and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 85 apartment communities totaling 23,954 units in California, Arizona, Washington and Colorado. The company currently has nine other properties in various stages of development and construction, totaling 2,312 units, and joint venture interests in two additional apartment communities, totaling 488 units.

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See 4Q05 Earnings Supplement for Complete Financial Schedules

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding the Company’s capital resources, portfolio performance and results of operations, and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intonations. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in affecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, liability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. The Company’s success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as they may be updated from time to time by the Company’s subsequent filings with the Securities and Exchange Commission. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The company assumes no liability to update this information. For more details, please refer to the company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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BRE Properties, Inc.

Financial and Operating Highlights

Fourth Quarter 2005

(Unaudited; in thousands, except per share, ratio and community data)

	Quarter Ended December 31,		Twelve Months ended December 31,
OPERATING INFORMATION	2005	2004	2005	2004
Total revenues (1)	$78,182	$66,277	$298,133	$260,269
Net income available to common shareholders	$13,866	$25,130	$63,075	$61,427
Per diluted share	$0.27	$0.49	$1.22	$1.21
Funds from Operations (2)	$32,898	$23,295	$113,330	$108,642
FFO per diluted share	$0.62	$0.45	$2.15	$2.10
Nonroutine income items (3)	$4,575	$741	$5,600	$741
Nonroutine income items per diluted share	$0.09	$0.01	$0.11	$0.01
Other Expenses (4)	$1,182	$5,015	$2,670	$6,807
Other Expenses per diluted share	$0.02	$0.10	$0.05	$0.13
Dividends per share	$0.50	$0.4875	$2.00	$1.95
Adjusted EBITDA (2)	$54,773	$49,484	$206,510	$193,970
Common dividends	$25,498	$24,589	$101,661	$98,015
Preferred dividends	$4,468	$3,526	$17,873	$12,114
Interest expense	$20,604	$17,783	$76,553	$66,826
Interest coverage ratio (5)	2.7	2.8	2.7	2.9
Fixed charge coverage ratio (5)	2.2	2.3	2.2	2.5
Same-store revenue increase/decrease	8.4%	0.3%	4.2%	0.2%
Same-store expense increase/decrease	-0.1%	-1.2%	2.1%	3.1%
Same-store NOI increase/decrease	12.3%	1.0%	5.2%	-1.1%
Operating margins	71%	69%	69%	69%

CAPITALIZATION DATA			12/31/05	12/31/04
Net real estate investments			$2,639,395	$2,480,417
Total assets, gross			$3,034,457	$2,799,439
Total debt			$1,560,574	$1,378,566
Minority interest			$61,675	$35,675
Preferred stock (at liquidation preference)			$250,000	$250,000
Total shareholders’ equity			$1,026,142	$1,046,647
Common shares and units outstanding			52,331	51,438
Share price, end of period			$45.48	$40.31
Total market capitalization			$4,190,588	$3,702,032
Total book capitalization			$2,648,391	$2,460,888
Debt to total market capitalization			37%	37%
Debt to total book capitalization			59%	56%
Debt to total assets, gross			51%	49%
Secured debt to total assets			10%	14%

COMMUNITY INFORMATION			12/31/05	12/31/04
Operating communities:
Communities			87	87
Units			24,442	24,686
Communities under development:
Communities			9	8
Units			2,312	2,051

(1)	Revenues reported exclude results from discontinued operations, partnership income and other income.

(2)	Please refer to Exhibit C for definitions and reconciliations of all non-GAAP financial measures presented in this package.

(3)	The fourth quarter of 2005 includes a nonroutine gain on the sale of a partnership interst totaling $4,575,000. The annual period for 2005 also includes income from bankruptcy proceedings totaling $1,025,000.

(4)	For 2005 Other Expenses represent Red Hawk Ranch litigation costs. For 2004, the fourth quarter and annual numbers also inlcude a charge totaling $4,080,000 reflecting the retirement of our chief executive officer. The balance of Other Expenses in 2004 related to Red Hawk Ranch litigation.

(5)	Interest coverage represents ratio of Adjusted EBITDA to interest expense. Fixed charge coverage represents ratio of Adjusted EBITDA to interest expense plus preferred stock dividends.

BRE Properties, Inc.

Consolidated Balance Sheets

Fourth Quarter 2005

(Unaudited, dollar amounts in thousands except per share data)

	December 31, 2005	December 31, 2004
ASSETS
Real estate portfolio:
Direct investments in real estate:

Investments in rental properties	2,530,046	2,538,171
Construction in progress	171,423	108,930
Less: accumulated depreciation	(330,067)	(280,498)

	2,371,402	2,366,603

Equity interests in and advances to real estate joint ventures:
Investments in rental properties	10,088	10,227

Real estate held for sale, net	195,447	60,383
Land under development	62,458	43,204

Total real estate portfolio	2,639,395	2,480,417
Other assets	64,995	38,524

TOTAL ASSETS	$2,704,390	$2,518,941

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	$980,000	$848,201
Unsecured line of credit	301,000	187,000
Secured line of credit	75,000	140,000
Mortgage loans	204,574	203,365
Accounts payable and accrued expenses	55,999	58,053

Total liabilities	1,616,573	1,436,619

Minority interests	61,675	35,675

Shareholders’ equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized: 10,000,000 shares with $25 liquidation preference issued and outstanding at December 31, 2005 and December 31, 2004, respectively.	100	100
Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 51,312,097 and 50,418,529 at December 31, 2005 and 2004, respectively.	513	504
Additional paid-in capital	1,025,529	1,046,043

Total shareholders’ equity	1,026,142	1,046,647

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,704,390	$2,518,941

BRE Properties, Inc.

Consolidated Statements of Income

Quarters and Twelve Months Ended December 31, 2005 and 2004

(Unaudited, dollar and share amounts in thousands)

	Quarter ended 12/31/05	Quarter ended 12/31/04	Twelve months ended 12/31/05	Twelve months ended 12/31/04
REVENUE
Rental income	$74,884	$63,463	$284,898	$249,069
Ancillary income	3,298	2,814	13,235	11,200

Total revenue	78,182	66,277	298,133	260,269
EXPENSES
Real estate expenses	$22,625	$21,011	$92,201	$81,163
Depreciation	18,313	15,861	71,035	56,568
Interest expense	20,604	17,783	76,553	66,826
General and administrative	4,963	3,168	17,816	12,657
Other expenses	1,182	5,015	2,670	6,807

Total expenses	67,687	62,838	260,275	224,021
Other income	738	523	2,885	1,632

Income before minority interests, partnership income and discontinued operations	11,233	3,962	40,743	37,880
Minority interests	(915)	(602)	(3,535)	(2,509)
Partnership income	4,673	911	5,075	1,558

Income from continuing operations	14,991	4,271	42,283	36,929
Discontinued operations:
Discontinued operations, net (1)	3,343	4,460	11,768	16,687
Net gain on sales	—	19,925	26,897	19,925

Total discontinued operations	3,343	24,385	38,665	36,612
NET INCOME	$18,334	$28,656	$80,948	$73,541
Dividends attributable to preferred stock	4,468	3,526	17,873	12,114

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$13,866	$25,130	$63,075	$61,427

Net income per common share - basic	$0.27	$0.50	$1.24	$1.22

Net income per common share - assuming dilution	$0.27	$0.49	$1.22	$1.21

Weighted average shares outstanding - basic (2)	51,240	50,375	50,930	50,200

Weighted average shares outstanding - assuming dilution (2)	52,190	51,320	51,790	50,825

(1)	Details of net earnings from discontinued operations. For 2005 includes results from three properties sold during the first six months of 2005 and seven properties held for sale at September 30, 2005. 2004 also includes NOI from three properties sold during 4Q ‘04.

	Quarter ended 12/31/05	Quarter ended 12/31/04	Twelve months ended 12/31/05	Twelve months ended 12/31/04
Rental and ancillary income	$5,082	$8,976	23,172	$36,924
Real estate expenses	(1,739)	(3,024)	(8,163)	(12,593)
Depreciation	—	(1,492)	(3,241)	(7,644)

Income from discontinued operations, net	$3,343	$4,460	$11,768	$16,687

(2)	See analysis of weighted average shares and ending shares at page 16.

BRE Properties, Inc.

Consolidated Balance Sheets-Past Five Quarters

(Unaudited, dollar amounts in thousands except per share data)

	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	Dec. 31, 2004
ASSETS
Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$2,530,046	$2,478,781	$2,671,796	$2,568,723	$2,538,171
Construction in progress	171,423	142,045	135,217	125,686	108,930
Less: accumulated depreciation	(330,067)	(312,269)	(315,537)	(297,985)	(280,498)

	2,371,402	2,308,557	2,491,476	2,396,424	2,366,603
Equity interests in real estate joint ventures:
Investments in rental properties	10,088	10,183	10,158	10,175	10,227
Real estate held for sale	195,447	195,047	—	45,296	60,383
Land under development	62,458	77,184	81,735	79,388	43,204

Total real estate portfolio	2,639,395	2,590,971	2,583,369	2,531,283	2,480,417
Other assets	64,995	55,673	52,359	55,189	38,524

TOTAL ASSETS	$2,704,390	$2,646,644	$2,635,728	2,586,472	$2,518,941

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	$980,000	$980,000	$998,023	$848,092	$848,201
Unsecured line of credit	301,000	226,000	189,000	245,000	187,000
Secured line of credit	75,000	75,000	75,000	140,000	140,000
Mortgage loans	204,574	215,690	216,482	192,111	203,365
Accounts payable and accrued expenses	55,999	54,733	52,296	48,100	58,053

Total liabilities	1,616,573	1,551,423	1,530,801	1,473,303	1,436,619

Minority interests	61,675	61,675	61,675	61,675	35,675

Shareholders’ equity:
Preferred stock	100	100	100	100	100
Common stock	513	512	508	508	504
Additional paid-in capital	1,025,529	1,032,934	1,042,644	1,050,886	1,046,043

Total shareholders’ equity	1,026,142	1,033,546	1,043,252	1,051,494	1,046,647

TOTAL LIABILITIES AND EQUITY	$2,704,390	$2,646,644	$2,635,728	$2,586,472	$2,518,941

BRE Properties, Inc.

Consolidated Statements of Income

Past Five Quarters

(Unaudited, dollar amounts in thousands)

	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004
REVENUE
Rental income	$74,884	$73,461	$69,015	$67,538	$63,463
Ancillary income	3,298	3,387	3,676	2,874	$2,814

Total revenue	78,182	76,848	72,691	70,412	66,277
EXPENSES
Real estate expenses	$22,625	$24,366	$22,742	$22,468	$21,011
Depreciation	18,313	18,893	16,810	17,019	15,861
Interest expense	20,604	19,512	18,378	18,059	17,783
General and administrative	4,963	4,045	4,048	4,760	3,168
Other expenses	1,182	759	281	448	5,015

Total expenses	67,687	67,575	62,259	62,754	62,838
Other income	738	446	497	1,204	523
Income before minority interests, partnership income and discontinued operations	11,233	9,719	10,929	8,862	3,962
Minority interests	(915)	(915)	(915)	(790)	(602)
Partnership income	4,673	155	102	145	911

Income from continuing operations	14,991	8,959	10,116	8,217	4,271
Discontinued operations:
Discontinued operations, net (1)	3,343	2,379	2,479	3,566	4,460
Net gain on sales	—	—	5,374	21,523	19,925

Total discontinued operations	3,343	2,379	7,853	25,089	24,385

NET INCOME	$18,334	$11,338	$17,969	$33,306	$28,656
Dividends attributable to preferred stock	4,468	4,468	4,468	4,468	3,526

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$13,866	$6,870	$13,501	$28,838	$25,130

Net income per common share - basic	$0.27	$0.13	$0.27	$0.57	$0.50

Net income per common share - diluted	$0.27	$0.13	$0.26	$0.56	$0.49

Weighted average shares outstanding - basic	51,240	51,065	50,810	50,595	50,375

Weighted average shares outstanding - assuming dilution	52,190	51,990	51,560	51,330	51,320

(1)	Details of earnings from discontinued operations, net:

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2005	2005	2005	2005	2004
Rental and ancillary income	$5,082	$5,184	$5,791	$7,114	$8,976
Real estate expenses	(1,739)	(1,990)	(2,087)	(2,347)	(3,024)
Depreciation	—	(815)	(1,225)	(1,201)	(1,492)

Income from discontinued operations, net	$3,343	$2,379	$2,479	$3,566	$4,460

BRE Properties, Inc.

Reconciliation of Funds from Operations (FFO), Capital Expenditures, and Continuing and Discontinued Operations

(In thousands, except per share, unit and per unit data)

	Dec 31, 2005	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004
CALCULATION OF FFO
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$13,866	$6,870	$13,501	$28,838	$25,130
Add back/ exclude:
Depreciation from continuing operations	18,313	18,893	16,810	17,019	15,861
Depreciation from discontinued operations	—	815	1,225	1,201	1,492
Minority interests	915	915	915	790	602
Depreciation from unconsolidated entities	209	209	216	202	240
Net (gain) on sales	—	—	(5,374)	(21,523)	(19,925)
Less: Minority interests not convertible into common shares	(405)	(405)	(405)	(280)	(105)

FUNDS FROM OPERATIONS (1)	$32,898	$27,297	$26,888	$26,247	$23,295

Nonroutine income items (2)	$4,575	—	—	$1,025	$741

Other expenses (3), (4)	$1,182	$759	$281	$448	$5,015

Weighted average shares and equivalents outstanding - assuming dilution	53,210	53,010	52,580	52,350	52,340
PER SHARE INFORMATION-ASSUMING DILUTION:
Funds from operations	$0.62	$0.51	$0.51	$0.50	$0.45
Non-routine income items (2)	$0.09	$0.00	$0.00	$0.02	$0.01
Other expenses (3), (4)	$0.02	$0.01	$0.01	$0.01	$0.10

(1)	Funds From Operations (FFO) is calculated in accordance with the White Paper adopted by the National Association of Real Estate Investment Trusts in October 1999 (as amended in April 2002). See Exhibit C for further definition.

(2)	Nonroutine income items includes a gain on sale of partnership interest totaling $4,575,000 for the quarter ended December 31, 2005. For the quarter ended March 31, 2005 the non-routine income reflects proceeds from a bankruptcy proceeding totaling $1,025,000.

(3)	Includes litigation costs incurred in connection with a construction defect lawsuit BRE is pursuing regarding the Red Hawk Ranch apartment community.

(4)	Includes a charge totaling $4,080,000 during the fourth quarter of 2004, relating to the retirement of our chief executive officer.

	Dec 31, 2005	Sept. 30, 2005	June 30, 2005	Mar. 31 2005	Dec. 31, 2004
CAPITAL EXPENDITURES
Capital expenditures (5)	$5,296	$3,057	$4,140	$1,076	$5,285

Average apartment units in period	23,937	23,826	24,198	24,238	24,384
Capital expenditures per apartment unit in period	$221	$128	$171	$44	$217
Capital expenditures per apartment unit-trailing four quarters	$564	$560	$701	$709	$752
Revenue enhancing rehabilitation costs	$6,154	$4,474	$5,370	$3,476	$8,039

(5)	Represents capital expenditures, excluding rehabilitation costs and development advances. The company expenses certain improvements related to the operation of apartment communities, including carpet, window covering and appliance replacements.

	Dec 31, 2005	Sept. 30, 2005	June 30, 2005	Mar. 31 2005	Dec. 31, 2004
RECONCILIATION OF CONTINUING AND DISCONTINUED OPERATIONS
Revenues from continuing operations	$83,593	$77,449	$73,290	$71,761	$67,711
Revenues from discontinued operations	5,082	5,184	5,791	7,114	8,976

Total Revenues	$88,675	$82,633	$79,081	$78,875	$76,687
Real estate expenses-continuing operations	$22,625	$24,366	$22,742	$22,468	$21,011
Real estate expenses-discontinued operations	1,739	1,990	2,087	2,347	3,024

Total Real Estate Expenses	$24,364	$26,356	$24,829	$24,815	$24,035
Total Net Operating Income	$64,311	$56,277	$54,252	$54,060	$52,652

Depreciation from continuing operations	$18,313	$18,893	$16,810	$17,019	$15,861
Depreciation from discontinued operations	—	815	1,225	1,201	1,492

Total Depreciation	$18,313	$19,708	$18,035	$18,220	$17,353

BRE Properties, Inc.

“Same-Store” Markets Summary

For the Quarters ended December 31, 2005 and 2004

(Dollar amounts in thousands)

	No. of Units	Revenues			Expenses
		Q4 2005	Q4 2004	% Change	Q4 2005	Q4 2004	% Change
California
L.A./Orange County	5,967	$21,975	$20,461	7.4%	$6,162	$6,346	-2.9%
San Diego	3,711	15,272	13,737	11.2%	3,792	3,578	6.0%
San Francisco	3,035	11,925	11,044	8.0%	3,730	3,784	-1.4%
Sacramento	2,156	6,588	6,020	9.4%	1,855	1,943	-4.6%
Pacific Northwest
Seattle	3,149	9,044	8,535	6.0%	2,973	2,968	0.2%
Mountain/Desert Markets
Phoenix	1,334	3,272	2,986	9.6%	1,128	1,047	7.7%

Total Same-Store (1)	19,352	$68,076	$62,783	8.4%	$19,639	$19,666	-0.1%

	No. of Communities	No. of Units	Net Operating Income
			Q4 2005	Q4 2004	% Change	% of Total
California
L.A./Orange County	23	5,967	$15,813	$14,115	12.0%	33%
San Diego	13	3,711	11,480	10,159	13.0%	24%
San Francisco	9	3,035	8,195	7,260	12.9%	17%
Sacramento	10	2,156	4,733	4,077	16.1%	10%
Pacific Northwest
Seattle	13	3,149	6,071	5,567	9.1%	12%
Mountain/Desert Markets
Phoenix	3	1,334	2,144	1,939	10.6%	4%

Total Same-Store (1)	71	19,352	$48,437	$43,117	12.3%	100%

	No. of Communities	No. of units	Net Operating Income
			Q4 2005	Q4 2004
“Non Same-Store” Summary
Acquired properties (2)	5	1,731	$4,800	$849
Development properties (3)	1	234	1,139	412
Rehabilitation properties (4)	1	453	886	888
Discontinued operations (5)	7	2,184	3,343	5,952
Joint venture and other real estate income (6)	2	488	4,673	911
Commercial properties (7)	n/a	n/a	295	—
Other income	n/a	n/a	738	523

Total Non Same-Store	16	5,090	$15,874	$9,535

Less Properties Sold Q4 ‘05	—	—
Total All Units / NOI	87	24,442	$64,311	$52,652

(1)	Consists of stabilized properties owned by BRE for at least five full quarters, starting October 1, 2004.

(2)	Consists of NOI from properties acquired after October 1, 2004.

(3)	Consists of NOI from one property (234 units) fully delivered or stabilized and two properties (216 units) partially delivered with units under construction.

(4)	Consists of NOI from one property which is under rehabilitation.

(5)	For 2005 includes results from seven properties held for sale at December 31, 2005. For 2004, amounts also include NOI from three properties sold during the first six months of 2005 and from three properties sold during 4Q ‘04.

(6)	Consists primarily of our percentage of net income derived from joint venture investments in rental properties. Partnership income in the fourth quarter of 2005 includes net gain on sale of a minority interest in a partnership totaling $4,575.

(7)	Consists of NOI from office buildings located in Emeryville CA, that were acquired in June of 2005.

BRE Properties, Inc.

“Same-Store” Markets Summary

For the Years Ended December 31, 2005 and 2004

(Dollar amounts in thousands)

	No. of Units	Revenues			Expenses
		2005	2004	% Change	2005	2004	% Change
California
L.A./Orange County	4,901	$67,589	$63,838	5.9%	$20,316	$19,697	3.1%
San Diego	3,711	58,573	54,766	7.0%	15,564	14,686	6.0%
San Francisco	3,035	46,588	46,038	1.2%	13,909	13,823	0.6%
Sacramento	2,156	25,486	24,653	3.4%	7,913	8,122	-2.6%
Pacific Northwest
Seattle	3,149	35,862	35,055	2.3%	12,549	12,414	1.1%
Mountain/Desert Markets
Phoenix	1,334	12,444	12,143	2.5%	4,725	4,673	1.1%

Total Same-Store (1)	18,286	$246,542	$236,493	4.2%	$74,975	$73,415	2.1%

			Net Operating Income
	No. of Communities	No. of Units	2005	2004	% Change	% of Total
California
L.A./Orange County	17	4,901	$47,273	$44,141	7.1%	28%
San Diego	13	3,711	43,009	40,080	7.3%	25%
San Francisco	9	3,035	32,679	32,215	1.4%	19%
Sacramento	10	2,156	17,573	16,531	6.3%	10%
Pacific Northwest
Seattle	13	3,149	23,313	22,641	3.0%	14%
Mountain/Desert Markets
Phoenix	3	1,334	7,719	7,470	3.3%	4%

Total Same-Store (1)	65	18,286	$171,567	$163,078	5.2%	100%

			Net Operating Income
	No. of Communities	No. of units	2005	2004
“Non Same-Store” Summary
Acquired properties (2)	9	2,243	19,715	5,386
Development properties (3)	3	788	10,623	6,476
Rehabilitation properties (4)	1	453	3,501	4,166
Discontinued operations (5)	10	3,112	15,009	24,331
Joint venture and other real estate income (6)	2	488	5,075	1,558
Commercial properties (7)	n/a	n/a	526	—
Other income	n/a	n/a	2,885	1,632

Total Non Same-Store	25	7,084	$57,334	$43,549

Less Properties Sold during 2005	(3)	(928)
Total All Units / NOI	87	24,442	$228,901	$206,627

(1)	Consists of stabilized properties owned by BRE for at least eight full quarters, starting January 1, 2004.

(2)	Consists of NOI from properties acquired after January 1, 2004.

(3)	Consists of NOI from three properties (788 units) fully delivered or stabilized after January 1, 2004 and one property (216 units) partially delivered with units under construction.

(4)	Consists of NOI from one property which is under rehabilitation.

(5)	For 2005 includes results from three properties sold during the first six months of 2005 and seven properties held for sale at December 31, 2005. For 2004, amounts also include NOI from three properties sold during 4Q ‘04.

(6)	Consists primarily of our percentage of net income derived from joint venture investments in rental properties. Partnership income for 2005 includes net gain on sale of a minority interest in a partnership totaling $4,575.

(7)	Consists of NOI from office buildings located in Emeryville CA, that were acquired in June of 2005.

BRE Properties, Inc.

“Same -Store” Operating Metrics

As of December 31, 2005 and 2004

	No. of Units	Market Rent per Unit (1)			Occupancy (2)		Turnover Ratio (3)
		Q405	Q404	% Change	Q405	Q404	2005	2004
California
L.A./ Orange Co.	5,967	$1,342	$1,229	9%	94.9%	95.9%	61%	58%
San Diego	3,711	1,440	1,352	6%	95.9%	95.9%	67%	69%
San Francisco	3,035	1,422	1,340	6%	96.2%	93.0%	56%	63%
Sacramento	2,156	1,083	1,020	6%	96.9%	94.5%	69%	75%
Pacific Northwest
Seattle	3,149	1,038	962	8%	93.5%	93.2%	60%	61%
Mountain/Desert Markets
Phoenix	1,334	854	808	6%	97.2%	94.9%	68%	73%

Total/Average Same Store (4)	19,352	$1,261	$1,174	7%	95.4%	94.8%	62%	64%

(1)	Represents, by region, weighted average market level rents for the period.

(2)	Represents average physical occupancy for the quarter. Excludes properties in lease-up.

(3)	Represents the annualized number of units turned over for the period, divided by the number of units in the region.

(4)	Consists of stabilized properties directly owned by BRE for at least five full quarters, starting October 1, 2004.

“Non Same-Store” Operating Metrics

Acquisition, Development, Rehabilitation,

and Joint Venture Communities - Q405 (5)

	Number of Units
	ACQ	DEV	REHAB	HELD FOR SALE	JV	Total	Market Rent/Unit	Average Occupancy
California
L.A./ Orange Co.	1,308	234	—	—	—	1,542	$1,559	90.1%
San Francisco	—	—	453	—	—	453	$1,440	79.9%
Sacramento	—	—	—	—	236	236	$1,052	97.1%
Pacific Northwest
Seattle	423	—	—	—	—	423	$1,111	91.3%
Mountain/Desert Markets
Phoenix	—	—	—	564	252	816	$896	96.7%
Denver	—	—	—	1,620	—	1,620	$807	91.1%

Total/Average Non-Same Store	1,731	234	453	2,184	488	5,090	$1,142	91.0%

Total/Average Portfolio						24,442	$1,236	94.5%

(5)	Consists of communities acquired and development properties delivered or stabilized after October 1, 2004, one community currently under rehabilitation, seven communities held for sale and two communities contributed to JV arrangements.

BRE Properties, Inc.

Debt Structure and Share Analysis as of December 31, 2005

(Dollar and share amounts in thousands)

			For the twelve months ended December 31, 2005
	Balance Outstanding December 31, 2005	Average Life	Weighted Average Int. Rate	Percentage Total Debt	Percentage Gross Assets
FIXED RATE
Unsecured	$980,000	5.05 years	6.37%	62.8%	32.3%
Secured	181,284	5.62 years	6.38%	11.6%	6.0%
Total fixed rate debt	$1,161,284	5.14 years	6.37%	74.4%	38.4%

VARIABLE RATE DEBT
Unsecured Line of credit (1)	$301,000	0.33 years	5.12%	19.3%	9.9%
Secured Line of credit	75,000	2.42 years	4.01%	4.8%	2.5%
Secured tax-exempt mortgages	23,290	2.48 years	3.54%	1.5%	0.8%
Total variable rate debt	$399,290	0.85 years	4.82%	25.6%	13.2%

TOTAL DEBT	$1,560,574	4.04 years	5.97%	100.0%	51.6%

Ratio of debt to total market capitalization	37%
Interest expense coverage - YTD ‘05 (2)	2.7	x
Fixed charge coverage - YTD ‘05 (2)	2.2	x

SCHEDULED PRINCIPAL PAYMENTS

	Unsecured	Secured	Total
2006 (3)	$301,000	$15,657	$316,657
2007	200,000	14,820	214,820
2008 (4)	—	97,577	97,577
2009	200,000	19,328	219,328
2010	150,000	33,279	183,279
2011	250,000	2,121	252,121
Thereafter	180,000	96,792	276,792

Total	$1,281,000	$279,574	$1,560,574

SENIOR UNSECURED DEBT RATINGS

Moody’s		Baa2	(stable	)
Standard & Poor’s		BBB	(stable	)
Fitch		BBB	(stable	)

CAPITALIZED INTEREST

		Qtr. Ended 12/31/2005	Qtr. Ended 12/31/2004
Interest capitalized		$3,323	$1,540

		YTD 12/31/2005	YTD 12/31/2004
Interest capitalized		$11,343	$6,163

SUMMARY OF COMMON SHARES

	Qtr. Ended 12/31/2005	Qtr. Ended 12/31/2004
Weighted Average
Weighted average shares outstanding (5)	51,240	50,375
Weighted average OP units	1,020	1,020
Dilutive effect of stock options	950	945

Diluted shares - FFO (6)	53,210	52,340
Less: Anti-dilutive OP Units (7)	(1,020)	(1,020)

Diluted shares - EPS(8)	52,190	51,320

	YTD 12/31/2005	YTD 12/31/2004
Weighted Average
Weighted average shares outstanding (6)	50,930	50,200
Weighted average OP units	1,020	985
Dilutive effect of stock options	860	625

Diluted shares - FFO (6)	52,810	51,810
Less: Anti-dilutive OP Units (7)	(1,020)	(985)

Diluted shares - EPS(8)	51,790	50,825

	As of 12/31/2005	As of 12/31/2004
Ending
Shares outstanding at end of period	51,312	50,419
OP units at end of period	1,019	1,019
Dilutive effect of stock options	950	945

Total	53,281	52,383

SUMMARY OF PREFERRED SHARES
	Qtr. Ended 12/31/2005	Qtr. Ended 12/31/2004
8.08% Series B, $25 per share liquidation pref.	3,000	3,000
6.75% Series C, $25 per share liquidation pref.	4,000	4,000
6.75% Series D, $25 per share liquidation pref.	3,000	3,000

	10,000	10,000

(1)	At December 31, 2005 we had a revolving Line of credit providing up to $350 million priced at LIBOR plus 70 bp, maturing in April 2006. Subsequent to the end of the year we closed on a replacement facility with capacity of $600 million, currently priced at LIBOR plus 57.5 bp, maturing January 2010.

(2)	Represents interest expense and preferred stock dividend payment coverage for the twelve months December 31, 2005.

(3)	Includes the scheduled maturity of our unsecured line of credit. At December 31, 2005, the outstanding balance was $301 million.

(4)	Includes the scheduled maturity of our secured line of credit. At December 31, the outstanding balance was $75 million.

(5)	Represents denominator for shares in the calculation of basic earnings per share.

(6)	Represents denominator for shares in the calculation of diluted FFO per share.

(7)	Under FAS 128, common share equivalents deemed to be anti-dilutive are excluded from the diluted earnings per share calculations.

(8)	Represents denominator for shares in the calculation of diluted EPS.

BRE Properties, Inc.

Development Communities and Land Held for Development

December 31, 2005

(Dollar amounts in millions)

	Number of Units	Cost Incurred (1)	Estimated Cost	Balance to Complete	Product Type	First Units Delivered	Estimated Completion (2)
CONSTRUCTION IN PROGRESS
The Heights
Chino Hills, CA	208	$39.5	$41.5	$2.0	Garden	2Q/2005	1Q/2006
Bridgeport Cove
Santa Clarita, CA	188	32.8	41.0	8.2	Garden	1Q/2006	3Q/2006
Galleria at Towngate
Moreno Valley, CA	268	35.0	40.9	5.9	Garden	3Q/2005	2Q/2006
Renaissance at Uptown Orange (3)
Orange, CA	460	42.4	114.7	72.3	Wrap	1Q/2007	3Q/2007
Bay Vista Apartments
Emeryville, CA	224	18.5	62.9	44.4	Podium	2Q/2007	4Q/2007
The Stuart at Sierra Madre Villa
Pasadena, CA	188	30.8	54.1	23.3	Podium	4Q/2006	1Q/2007

Total CIP	1,536	$199.0	$355.1	$156.1

	Number of Units	Cost Incurred	Estimated Cost	Estimated Const. Start	Product Type
LAND UNDER DEVELOPMENT (4)
Belcarra Apartments
Bellevue, WA	297	$15.7	$72.5	3Q/2006	Podium
Denny Way Apartments
Seattle, WA	195	9.7	49.0	3Q/2006	Podium
5600 Wilshire
Los Angeles, CA	284	37.0	121.0	2Q/2006	Podium

Total LUD	776	$62.4	$242.5

Projected Composite Yield Upon Stabilization (5)		7.00% - 8.00%

	Number of Units	Cost Incurred (7)	Estimated Cost (8)	Estimated Const. Start	Product Type
LAND UNDER CONTRACT (6)
Anaheim, CA	320	$4.2	$77.2	2H/2006	Podium
Walnut Creek, CA	378	1.6	100.2	2H/2007	Podium
Santa Clara, CA	206	1.3	52.7	1H/2007	Podium
Pleasanton, CA	408	1.2	92.4	1H/2008	Wrap

Total	1,312	$8.3	$322.5

(1)	Reflects all recorded costs incurred as of December 31, 2005, recorded on our consolidated balance sheet as “direct investments in real estate-construction in progress.” Included in this amount is $27.5 million of costs for the 128 completed units on The Heights and 88 completed units on Galleria at Towngate which are reflected on our Consolidated Balance Sheet as “direct investments in real estate-investments in rental properties.”

(2)	“Completion” is defined as our estimate of when an entire project will have a final certificate of occupancy issued and be ready for occupancy. Completion dates have been updated to reflect our current estimates of receipt of final certificates of occupancy, which are dependent on several factors, including construction delays and the inability to obtain necessary public approvals.

(3)	Unit count and cost estimate relfects decision to proceed with a planned phase II, which adds 122 units.

(4)	Land under development represents projects in various stages of predevelopment, development and initial construction, for which construction or supply contracts have not yet been finalized. As these contracts are finalized, projects are transferred to construction in progress on our consolidated balance sheet.

(5)	Represents weighted average projected stabilized yield for construction in progress and land under development.

(6)	Land under contract represents land parcels for which we have signed a purchase and sale agreement and commenced the entitlement process.

(7)	Represents deposits, contractual costs, and entitlement expenses incurred to date.

(8)	Estimated costs for properties categorized as Land under Contract are subject to change during the process of entitlement.

BRE Properties, Inc.	Exhibit A
Sequential “Same-Store” Multifamily Markets Summary
Last five quarters

REVENUES

	Q4 2005	Q3 2005	Q2 2005	Q1 2005	Q4 2004
California
L.A./Orange County	0.7%	2.8%	2.5%	0.9%	-0.6%
San Diego	3.3%	2.5%	2.3%	2.6%	-0.7%
San Francisco	0.0%	3.6%	2.5%	1.6%	-4.6%
Sacramento	1.4%	3.0%	3.4%	1.3%	-3.4%
Pacific Northwest
Seattle	-1.2%	2.0%	3.3%	1.8%	-4.1%
Mountain/Desert Markets
Phoenix	3.8%	3.9%	1.2%	0.4%	-1.7%

Total Same Store	1.1%	2.8%	2.5%	1.6%	-2.4%

EXPENSES (1)
	Q4 2005	Q3 2005	Q2 2005	Q1 2005	Q4 2004
California
L.A./Orange County	-8.6%	5.2%	-1.7%	7.2%	-1.8%
San Diego	-5.7%	5.8%	-3.8%	10.4%	-1.5%
San Francisco	10.7%	-1.5%	0.9%	-10.4%	8.9%
Sacramento	-7.7%	-2.7%	4.3%	1.9%	-3.3%
Pacific Northwest
Seattle	-10.0%	7.5%	-4.0%	7.8%	-8.0%
Mountain/Desert Markets
Phoenix	-10.0%	4.4%	3.2%	9.7%	-13.4%

Total Same Store	-5.1%	3.6%	0.0%	3.2%	-2.5%

NET OPERATING INCOME

	Q4 2005	Q3 2005	Q2 2005	Q1 2005	Q4 2004
California
L.A./Orange County	4.9%	1.7%	4.4%	-1.7%	-0.1%
San Diego	6.6%	1.4%	4.7%	-0.1%	-0.4%
San Francisco	-4.2%	5.8%	3.3%	7.9%	-10.4%
Sacramento	5.6%	5.8%	3.0%	1.0%	-3.4%
Pacific Northwest
Seattle	3.8%	-0.9%	2.7%	-1.4%	-1.9%
Mountain/Desert Markets
Phoenix	12.9%	3.5%	0.0%	-4.5%	5.8%

Total Same Store	3.9%	2.5%	3.7%	0.8%	-2.3%

(1)	Expenses fluctuate from quarter to quarter due to timing of repairs and maintenance, utilities and other items.

BRE Properties, Inc.	Exhibit B
Net Asset Value Calculation, Annualized Q4 2005
(Amounts in thousands, except per share data)
Overall portfolio capitalization rate: 5.25% (1)

	Calculation per Actual-Q4 ‘05	Adjustments		As Adjusted
Annualized revenues and expenses:
Current rental revenues	$299,536			$299,536
Partnership and ancillary revenues (2)	13,584			13,584

Total real estate revenues	313,120	$10,965	(3),(4),(5)	$324,085
Total real estate expenses	(90,500)	(5,905	)(3),(4),(5)	(96,405)

Annualized real estate net operating income	$222,620	$5,060		$227,680
Real estate asset value	4,240,381			$4,336,762
Value of other assets:
Properties acquired @ 1.0x cost	—	103,702	(3)	$103,702
Construction in progress @ 1.10x cost	188,565	30,269	(4)	218,834
Land under development @1.10x cost	68,704			68,704
Receivables and other assets, tangible	62,171			62,171
Other liabilities and nonconvertible minority interest	(90,106)			(90,106)

Total value of other assets	$229,334	$133,971		$363,305
Value of all assets:
Real estate asset value	$4,240,381			$4,336,762
Value of other assets	229,334			363,305

Total asset value	$4,469,715			$4,700,067
Debt and preferred equity:
Mortgage loans	$204,574			$204,574
Unsecured senior notes	980,000			980,000
Unsecured line of credit	301,000			301,000
Secured line of credit	75,000			75,000
Perpetual preferred stock	250,000			250,000

Total debt and preferred	$1,810,574			$1,810,574
Current equity value	$2,659,141			$2,889,493
Common shares outstanding	51,312			51,312
Operating partnership units	1,019			1,019
Dilution from stock options	950			950

Diluted shares/OP units outstanding	53,281			53,281

CURRENT NET ASSET VALUE PER SHARE	$49.91			$54.23

Current range
1 Market cap rates

San Francisco	4.50%-5.00%

San Diego	4.50%-5.00%

L.A. / Orange Co.	4.50%-5.00%

Sacramento	5.00%-5.50%

Seattle	5.00%-5.50%

Phoenix	5.00%-5.50%

Denver	5.25%-5.75%

Weighted average	4.75%-5.25%

NAV Sensitivity

Cap Rate	$NAV / Share
5.50%	$50.53
5.25%	$54.23
5.00%	$58.30
4.75%	$62.80

1	The NAV calculation uses a cap rate of 5.25%, which is at the high end of our estimated composite range. Market cap rates are based on market transactional data in each operating region, compiled internally, and updated on a semi-annual basis.

2	Excludes other income and the gain on sale of minority interest in a partnership totaling $4.6M recoginzed during Q4 ‘05.

3	Represents NOI adjustment for Mission Grove Park Apartments, purchased in May 2005 nonstabilized, and Palm Court acquired mid October. Costs are added back and net operating income from these communities are subtracted to arrive at adjusted NOI. Adjustment reduces annualized NOI by $6.4M.

4	Represents The Heights in Chino Hills, CA and Galleria at Towngate in Moreno Valley, CA which have commenced delivery of units out of CIP and did not generate full rental revenues for the period. Cost is added back to CIP at 1.10x of cost, and NOI from those communities is subtracted to arrive at adjusted NOI. Adjustment reduces annualized NOI by $1.9M.

5	Annualized Q4 ‘05 NOI from seven properties held for sale added back to arrive at adjusted NOI. Adjustment increases annualized NOI by $13.4M

BRE Properties, Inc.	Exhibit C
Non-GAAP Financial Measure Reconciliations and Definitions
(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated property, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

	Quarter Ended 12/31/05	Quarter Ended 12/31/04	Year Ended 12/31/05	Year Ended 12/31/04
Net income available to common shareholders	$13,866	$25,130	$63,075	$61,427
Depreciation from continuing operations	18,313	15,861	71,035	56,568
Depreciation from discontinued operations	—	1,492	3,241	7,644
Minority interests	915	602	3,535	2,509
Depreciation from unconsolidated entities	209	240	836	1,013
Net gain on investments	—	(19,925)	(26,897)	(19,925)
Less: Minority interests not convertible to common	(405)	(105)	(1,495)	(594)

Funds from operations	$32,898	$23,295	$113,330	$108,642

Diluted shares outstanding - EPS (1)	52,190	51,320	51,790	50,825
Net income per common share - diluted	$0.27	$0.49	$1.22	$1.21

Diluted shares outstanding - FFO (1)	53,210	52,340	52,810	51,810
FFO per common share - diluted	$0.62	$0.45	$2.15	$2.10

(1)	See analysis of weighted average shares and ending shares at page 16.

BRE Properties, Inc.	Exhibit C, continued
Non-GAAP Financial Measure Reconciliations and Definitions
(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined by BRE as EBITDA, excluding minority interests, gains or losses from sales of investments, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from property dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA, other non-operating items described above.

Because EBITDA and Adjusted EBITDA exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of EBITDA and Adjusted EBITDA as measures of our performance is limited. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter ended 12/31/05	Quarter ended 12/31/04	Year ended 12/31/05	Year ended 12/31/04
Net income available to common shareholders	$13,866	$25,130	$63,075	$61,427
Interest	20,604	17,783	76,553	66,826
Depreciation	18,313	17,353	74,276	64,212

EBITDA	52,783	60,266	213,904	192,465
Minority interests	915	602	3,535	2,509
Net gain on sales	—	(19,925)	(26,897)	(19,925)
Gain on sale of partnership interest	(4,575)	—	(4,575)	—
Dividends on preferred stock	4,468	3,526	17,873	12,114
Other expenses	1,182	5,015	2,670	6,807

Adjusted EBITDA	$54,773	$49,484	$206,510	$193,970

Net Operating Income (NOI)

We consider community level and portfolio-wide NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core property operations prior to the allocation of general and administrative costs. This is more reflective of the operating performance of the real estate, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Because NOI excludes depreciation and does not capture the change in the value of our communities resulting from operational use and market conditions, nor the level of capital expenditures required to adequately maintain the communities (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI consistently with our definition and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

	Quarter ended 12/31/05	Quarter ended 12/31/04	Year ended 12/31/05	Year ended 12/31/04
Net income available to common shareholders	$13,866	$25,130	$63,075	$61,427
Interest	20,604	17,783	76,553	66,826
Depreciation	18,313	17,353	74,276	64,212
Minority interests	915	602	3,535	2,509
Net gain on sales		(19,925)	(26,897)	(19,925)
Dividends on preferred stock	4,468	3,526	17,873	12,114
General and administrative expense	4,963	3,168	17,816	12,657
Other expenses	1,182	5,015	2,670	6,807

NOI	$64,311	$52,652	$228,901	$206,627

Less Non Same-Store NOI	15,874	9,535	57,334	43,549

Same-Store NOI	$48,437	$43,117	$171,567	$163,078